UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2013

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
8735 Henderson Road, Renaissance One
	Tampa, Florida	33634
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

On September 30, 2013, WellCare Health Plans, Inc. (“WellCare”) announced that it has entered into an agreement to acquire certain assets of Healthfirst Health Plan of New Jersey, Inc. (“Healthfirst NJ”). As of September 2013, Healthfirst NJ serves approximately 47,000 Medicaid members in 12 counties in the state.

WellCare recently received approval from the state of New Jersey to offer Medicaid managed care in Essex, Hudson, Middlesex, Passaic and Union counties beginning December 1, 2013. The contract is pending approval by the Centers for Medicare & Medicaid Services. New Jersey will be the ninth state in which WellCare offers managed care services to Medicaid beneficiaries, including those recipients that will be eligible through New Jersey’s Medicaid expansion. In addition, WellCare serves approximately 2,000 Medicare Advantage members and 14,000 Medicare Prescription Drug Plan members in New Jersey, as of June 30, 2013.

WellCare’s acquisition of certain Healthfirst NJ assets is expected to close during the first quarter of 2014, subject to customary regulatory approvals. Upon closure of the transaction, Healthfirst NJ’s member and physician rosters will be acquired by WellCare, and Healthfirst NJ will wind down operations. Healthfirst NJ is a subsidiary of Healthfirst, a New York-based health insurance organization. The transaction does not affect Healthfirst’s New York operations.

A copy of the press release announcing the acquisition is attached hereto as Exhibit 99.1.

Cautionary Statement Regarding Forward-Looking Statements

This Form 8-K and the accompanying news release on Exhibit 99.1 contain “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are forward-looking statements. For example, statements regarding WellCare’s financial outlook, the timing of offering Medicaid services in New Jersey and the timing of the closing of the acquisition of Healthfirst NJ are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause WellCare’s actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to, the satisfaction of the closing conditions for the acquisition, the receipt of regulatory approval for the acquisition, the receipt of CMS’ approval for the New Jersey Medicaid contract, WellCare’s progress on top priorities such as improving health care quality and access, ensuring a competitive cost position, and delivering prudent, profitable growth, WellCare’s ability to effectively manage growth, WellCare’s ability to address operational challenges relating to new business, WellCare’s ability to effectively execute and integrate acquisitions, potential reductions in Medicare revenue, including due to sequestration and WellCare’s ability to estimate and manage medical benefits effectively.

Additional information concerning these and other important risks and uncertainties can be found under the captions “Forward-Looking Statements” and “Risk Factors” in WellCare’s Annual Report on Form 10-K for the year ended December 31, 2012, and in WellCare’s Quarterly Report on Form 10-Q for the period ended June 30, 2013 and other subsequent filings by WellCare with the U.S. Securities and Exchange Commission, which contain discussions of WellCare’s business and the various factors that may affect it. WellCare undertakes no duty to update these forward-looking statements to reflect any future events, developments, or otherwise.

Item 9.01    Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
99.1	Press release dated September 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2013	WELLCARE HEALTH PLANS, INC. /s/ Lisa G. Iglesias
Lisa G. Iglesias
Senior Vice President, General Counsel & Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press release dated September 30, 2013